UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission

File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500,

Salt Lake City, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on June 11, 2014, the stockholders voted on the following four proposals:

1.	Election of Theodore Stern, Steve Barnett, Paul F. Koeppe, Blake O. Fisher, Jr., Mark J. Emkjer, Hamid Akhavan and Paul Jarman as directors of inContact to serve until their successors are duly elected and qualified;

2.	Approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC;

3.	Approve an amendment to inContact’s 2008 Equity Incentive Plan to increase the number of common shares available for awards under the Plan by 1,000,000 to a total of 7,772,500 shares; and

4.	Ratify the Audit Committee’s appointment of Deloitte & Touche LLP as inContact’s independent registered public accounting firm for the year ending December 31, 2014

The final votes cast on the four proposals are as follows:

Proposal No. 1     Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Theodore Stern	39,909,125	5,417,485	4,903,236
Paul Jarman	43,356,402	1,970,208	4,903,236
Steve Barnett	41,126,798	4,199,812	4,903,236
Mark J. Emkjer	43,372,034	1,954,576	4,903,236
Blake O. Fisher, Jr.	43,372,030	1,954,580	4,903,236
Paul F. Koeppe	43,372,407	1,954,203	4,903,236
Hamid Akhavan	42,554,624	2,771,986	4,903,236

Proposal No. 2     Provide an advisory vote regarding the compensation of inContact’s Named Executive Officers

Votes For	Votes Against	Abstain	Broker Non-Votes
43,198,384	2,074,667	53,559	4,903,236

Proposal No. 3     Amend the 2008 Equity Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
43,256,771	2,025,621	44,218	4,903,236

Proposal No. 4     Ratification of Appointment of Independent Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
47,767,908	2,444,510	17,428	—

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inContact, Inc.

Date: June 18, 2014	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer

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